Media Relations 212 460 4111 (24 hours)	Consolidated Edison, Inc. 4 Irving Place New York, NY 10003 www.conEdison.com News

FOR IMMEDIATE RELEASE July 22, 2004	Contact: Michael Clendenin 212-460-4111

CON EDISON, INC. REPORTS 2004 SECOND QUARTER EARNINGS

Company Reaffirms 2004 Earnings Projections

NEW YORK – Consolidated Edison, Inc. (Con Edison) [NYSE: ED] today reported net income for common stock for the second quarter of 2004 of $86 million or 37 cents a share, compared with earnings of $66 million or 29 cents a share for the second quarter of 2003. The company also declared a quarterly dividend of 56½ cents a share on its common stock payable September 15, 2004 to stockholders of record as of August 11, 2004.

“Our solid performance in the second quarter is consistent with our earnings forecast for the year,” said Eugene R. McGrath, chairman and chief executive officer. “In operations, we energized three new substations, the most in three decades. These events were just a part of our preparation for our growing summer peak loads. They also represent another milestone in our multi-billion dollar investment in the most reliable electric system in the country,” he said.

The company’s net income for common stock for the first six months of 2004 was $241 million or $1.05 a share compared with $220 million or $1.01 a share for the first six months of 2003.

The following table represents an analysis of the major factors affecting basic earnings per share for the second quarter of 2004 compared with 2003:

Earnings per Share Variation
Con Edison of New York:
Impact of weather in 2004 on net revenues versus 2003 (estimated)	$0.05
Sales growth and other revenue factors (estimated)	0.06
Regulatory accounting	(0.02)
Higher depreciation and property tax expense	(0.03)
Lower interest expense on long-term debt	0.01
Other	0.01

Total Con Edison of New York	0.08
Orange and Rockland Utilities	0.01
Con Edison Communications	0.02
Con Edison Development	(0.01)
Con Edison Energy	—
Con Edison Solutions	(0.03)
Other (parent and inter-company accounting)	0.01

Total earnings per share variation	$0.08

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CON EDISON EARNINGS	page 2

The earnings per share variations shown above include the dilutive effect of a higher weighted average number of common shares outstanding in the 2004 period (234 million shares) than in the 2003 period (219 million shares).

The following table represents an analysis of the major factors affecting basic earnings per share for the first six months of 2004 compared with 2003:

Earnings per Share Variation
Con Edison of New York:
Impact of weather in 2004 on net revenues versus 2003 (estimated)	$0.03
Sales growth and other revenue factors (estimated)	0.06
Regulatory accounting	0.02
Higher depreciation and property tax expense	(0.07)
Lower interest expense on long-term debt	0.02
Allowance for equity funds used during construction and other income	0.03
Other	0.02

Total Con Edison of New York	0.11
Orange and Rockland Utilities	—
Con Edison Communications	0.03
Con Edison Development	(0.03)
Con Edison Energy	—
Con Edison Solutions	(0.05)
Other (parent and inter-company accounting)	(0.02)

Total earnings per share variation	$0.04

The earnings per share variations shown above include the dilutive effect of a higher weighted average number of common shares outstanding in the 2004 period (231 million shares) than in the 2003 period (217 million shares).

For the second quarter and the first six months of 2004, Con Edison of New York’s earnings variances reflect two significant factors. Higher net revenues in 2004 are due primarily to ongoing sales growth and the warm spring weather as compared with spring 2003. There was more than twice the number of cooling degree days in the second quarter of 2004 billing cycles as in the prior period. Higher depreciation and property taxes in 2004 reflect large continuing investments in energy delivery infrastructure.

The performance of the unregulated subsidiaries and parent in the second quarter and the first six months of 2004 compared with the 2003 periods reflect lower gross margins on electric sales and higher interest expense.

For the full year 2004, the company reaffirms its previous forecast of earnings in the range of $2.50 to $2.70 per share. The forecast reflects increased costs in the second half of the year for pensions and other post-retirement benefits, depreciation and property taxes, and the continued impact of the dilutive effect of common equity issuances. These factors are all addressed in Con Edison of New York’s gas and steam proposed agreements and in the current electric rate proceeding.

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CON EDISON EARNINGS	page 3

For the three months ended June 30, 2004, amounts of electricity and gas delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period, increased 1.9 percent and 0.6 percent, respectively, while adjusted steam delivery volumes decreased 1.2 percent, as compared to the 2003 period.

For the first six months of 2004, amounts of electricity, gas and steam delivered by Con Edison of New York, after adjusting for variations in weather and billing days in the period, increased 1.8 percent, 0.8 percent and 0.3 percent, respectively, as compared to the 2003 period.

During the second quarter of 2004, the company issued 14 million shares of common stock under a public offering, resulting in net proceeds of $513 million.

Refer to attachments to this press release for the condensed consolidated balance sheets at June 30, 2004 and December 31, 2003 and the consolidated income statements for the three and six months ended June 30, 2004 and 2003.

The press release contains forward-looking statements of future expectations. Actual results might differ materially from those projected because of factors such as those identified in reports the company has filed with the Securities and Exchange Commission.

Consolidated Edison, Inc. [NYSE: ED] is one of the nation’s largest investor-owned energy companies, with $10 billion in annual revenues and $22 billion in assets. The company provides a wide range of energy-related products and services to its customers through its six subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350 square mile area in southeastern New York state and adjacent sections of northern New Jersey and northeastern Pennsylvania; Con Edison Solutions, a retail energy services company; Con Edison Energy, a wholesale energy supply company; Con Edison Development, a company that owns and operates generating plants and participates in other infrastructure projects; and Con Edison Communications, a telecommunications infrastructure company and service provider. For additional financial, operations and customer service information, visit Consolidated Edison, Inc.’s Web site at www.conedison.com.

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Attachment A

CONSOLIDATED EDISON, INC.

CONSOLIDATED BALANCE SHEET (Condensed)

(UNAUDITED)

	June 30, 2004	December 31, 2003
	(Millions of Dollars)
ASSETS
PLANT, AT ORIGINAL COST
Utility plant—net	$14,708	$14,284
Non-utility plant—net	946	941

NET PLANT	15,654	15,225

CURRENT ASSETS
Cash and temporary cash investments	212	49
Funds held for the redemption of long-term debt	275	—
Accounts receivable—customers, less allowance for uncollectible accounts	694	790
Other receivables, less allowance for uncollectible accounts	297	184
Inventories	126	133
Prepayments	90	98
Other current assets	397	338

TOTAL CURRENT ASSETS	2,091	1,592

INVESTMENTS	253	248

DEFERRED CHARGES, REGULATORY ASSETS AND NONCURRENT ASSETS
Goodwill	406	406
Intangible assets—net	106	111
Prepaid pension costs	1,348	1,257
Regulatory assets	2,073	1,861
Other deferred charges and noncurrent assets	293	266

TOTAL DEFERRED CHARGES, REGULATORY ASSETS AND NONCURRENT ASSETS	4,226	3,901

TOTAL ASSETS	$22,224	$20,966

CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity	$6,994	$6,423
Preferred stock	213	213
Long-term debt	6,971	6,733

TOTAL CAPITALIZATION	14,178	13,369

NONCURRENT LIABILITIES
Provision for injuries and damages	198	194
Pension and retiree benefits	230	205
Superfund and other environmental costs	200	193
Other noncurrent liabilities including minority interest	150	157

TOTAL NONCURRENT LIABILITIES	778	749

CURRENT LIABILITIES
Long-term debt due within one year	291	166
Notes payable	40	159
Accounts payable	944	905
Customer deposits	234	228
Other current liabilities	419	453

TOTAL CURRENT LIABILITIES	1,928	1,911

DEFERRED CREDITS AND REGULATORY LIABILITIES
Deferred income taxes and investment tax credits	3,412	3,172
Regulatory liabilities and other deferred credits	1,928	1,765

TOTAL DEFERRED CREDITS AND REGULATORY LIABILITIES	5,340	4,937

TOTAL CAPITALIZATION AND LIABILITIES	$22,224	$20,966

Attachment B

CONSOLIDATED EDISON, INC.

CONSOLIDATED INCOME STATEMENT

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
	(Millions of Dollars)
Operating revenues
Electric	$1,531	$1,561	$3,070	$3,054
Gas	283	326	928	946
Steam	93	97	328	334
Non-utility	262	192	528	412

Total operating revenues	2,169	2,176	4,854	4,746

Operating expenses
Purchased power	890	906	1,820	1,770
Fuel	134	102	319	286
Gas purchased for resale	155	193	557	556
Other operations and maintenance	370	370	759	759
Depreciation and amortization	138	130	275	258
Taxes, other than income tax	256	270	538	556
Income tax	44	41	149	141

Total operating expenses	1,987	2,012	4,417	4,326

Operating income	182	164	437	420

Other income (deductions)
Investment and other income	7	8	20	14
Allowance for equity funds used during construction	6	4	12	6
Other deductions	(3)	(5)	(6)	(8)
Income tax	5	1	6	3

Total other income (deductions)	15	8	32	15

Interest expense
Interest on long-term debt	106	99	214	198
Other interest expense	6	7	16	16
Allowance for borrowed funds used during construction	(4)	(3)	(8)	(5)

Net interest expense	108	103	222	209

Income before preferred stock dividends of subsidiary	89	69	247	226
Preferred stock dividend requirements of subsidiary	3	3	6	6

Net income for common stock	$86	$66	$241	$220

Earnings per common share—Basic	$0.37	$0.29	$1.05	$1.01

Earnings per common share—Diluted	$0.37	$0.29	$1.04	$1.01

Average number of shares outstanding—Basic (in Millions)	234.0	219.3	230.6	217.1
Average number of shares outstanding—Diluted (in Millions)	234.9	220.3	231.6	218.0

Consolidated Edison, Inc.—Utility sales
Electric (thousands of kilowatthours)
Total energy delivered in service areas	14,101,153	13,325,188	28,799,202	27,831,992
Gas (dekatherms)
Firm sales and transportation	23,246,992	24,582,412	80,583,827	83,985,800
Steam (thousands of pounds)	4,743,702	4,435,485	15,357,270	15,107,574